Exhibit 99.1

Heinz Completes Acquisition of 80% Stake in Brazilian Foodmaker to Accelerate Growth in Emerging Markets

PITTSBURGH--(BUSINESS WIRE)--April 1, 2011--H.J. Heinz Company (NYSE:HNZ) today announced that it has completed its acquisition of an 80% stake in Coniexpress S.A. Industrias Alimenticias, a leading Brazilian manufacturer of the Quero brand of tomato-based sauces, tomato paste, ketchup, condiments and vegetables. The acquisition of the Quero business, which has annual sales of approximately $325 million, gives Heinz its first major business in Brazil, a key Emerging Market and the world’s fifth most populated nation. Terms of the acquisition were not disclosed.

“As a leading Brazilian brand, Quero is a strong addition to our growing global portfolio of food products and a perfect fit with our expertise in tomato-based sauces and ketchup,” said Heinz Chairman, President and CEO William R. Johnson. “This acquisition gives Heinz an exciting growth platform in Brazil, a key Emerging Market with nearly 200 million consumers and a fast growing economy. We expect the Quero business to approximately double Heinz’s sales in Latin America in the first full year.”

Heinz first announced the agreement to acquire a majority interest in Coniexpress S.A. Industrias Alimenticias on March 3, 2011. The Quero brand holds number one or number two positions in numerous tomato-based categories in Brazil and a leading position in canned vegetables. The acquisition includes a modern factory in Nerópolis and a new, fully automated distribution center. The Quero business has nearly 1,800 employees.

As previously announced, Heinz expects the acquisition to be modestly dilutive to earnings in FY11 and FY12, but accretive to earnings starting in Fiscal 2013.

Including the Brazilian acquisition, Heinz expects Emerging Markets to generate more than 20% of its total sales in Fiscal 2012, which begins on April 28.

Heinz was advised in this transaction by J.P. Morgan Securities, LLC.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs,

  competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2010 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048